EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of PRG-Schultz International, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-64125, No. 333-08707, No. 333-30885, No. 333-61578, No. 333-81168, No. 333-100817 and No. 333-137438) of PRG-Schultz International, Inc. and subsidiaries of our report dated March 21, 2007, relating to the consolidated financial statements and schedule, which appears in the Company’s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2006.
/s/ BDO Seidman, LLP
Atlanta, Georgia
March 21, 2007